Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-254939 and 333-263273 on Form S-8 of our reports dated February 23, 2023, relating to the financial statements of Coursera, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 23, 2023